EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Coffee Holding Co., Inc. Reports Year End Results

BROOKLYN, New York – January 27, 2010.  Coffee Holding Co., Inc. (AMEX: JVA) today announced its operating results for the year ended October 31, 2009.  In this release, the Company:

•

Reports net income of $3,291,066, or $0.60 per share (basic and diluted) for the year ended October 31, 2009;

•

Reports net sales of $74,451,673 for the year ended October 31, 2009; and

•

Reports sales growth of 4.6% for the year ended October 31, 2009 compared to the year ended October 31, 2008.

The Company had net income of $3,291,066, or $0.60 per share (basic and diluted) for the year ended October 31, 2009 compared to a net loss of ($2,597,294) or ($0.47) per share (basic and diluted) for the year ended October 31, 2008.  The increase in net income primarily reflects an increase in net sales and a decrease in cost of sales, which resulted in an increase in gross profit, and a $1,955,847 increase in other income resulting from the sale of our Brooklyn, New York facility.

Net sales totaled $74,451,673 for the fiscal year ended October 31, 2009, an increase of $3,265,361 or 4.6% from $71,186,312 for the fiscal year ended October 31, 2008.  The increase in net sales reflects higher coffee prices during fiscal year 2009 as compared to fiscal year 2008, as well as the Company’s focus on producing and selling higher margin products.

Cost of sales for the fiscal year ended October 31, 2009 was $64,439,494 or 86.6% of net sales, as compared to $68,762,310 or 96.6% of net sales for the fiscal year ended October 31, 2008.  Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity.  The decrease in cost of sales reflects the decreased cost of green coffee and gains on options and futures contracts as the Company held favorable positions in both throughout fiscal year 2009.

Total operating expenses increased $26,516 or 0.42% to $6,389,050 for the fiscal year ended October 31, 2009 from $6,362,534 for the fiscal year ended October 31, 2008 due to increases in bad debt expense and officers’ salaries, partially offset by a decrease in selling and administrative expense.  Selling and administrative expenses decreased $183,675 or 3.2% to $5,530,357 for the year ended October 31, 2009 from $5,714,032 for 2008.

“We are extremely pleased with our year end results.   Following the difficulties we experienced last year, we endeavored to take action to improve our performance.  A combined effort of cost analysis and profitability modeling was done on an account by account basis to help us achieve what we believe would be an acceptable rate of return given the heightened risks of operating in this new economic environment,” said Andrew Gordon, President and Chief Executive Officer.

“The closure of our Brooklyn facility was the greatest contributor to our cost savings as we increased our operating efficiencies through combining the majority of our production in our Colorado plant.  In addition, the funds received on the sale of the building further strengthened our already strong cash position and overall balance sheet.  We now have the flexibility and necessary funds to accomplish the goals and initiatives which had to be deferred following our sub-par performance in 2008,” Mr. Gordon said.

“Although our net sales increased by less than 5% (well below our three year annual growth rate of approximately 20%), net sales continued to increase during a period in which we chose to forgo certain long-term business relationships and focus on attracting and retaining more profitable business in order to offset the ever escalating costs of roasting and packing coffee.  We believe that we have nearly completed our transition from a producer of middle margin, high volume business to a company whose overall gross margins will increase over the next several years on a broader range of midsize customers and upscale products,” added Mr. Gordon.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy.  The Company’s private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events.  It is possible that the assumptions made by management for purposes of such statements may not materialize.  Actual results may differ materially from those projected or implied in any forward-looking statements.  Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings.  The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2009 AND 2008

	2009	2008
- ASSETS -
CURRENT ASSETS:
Cash and cash equivalents	$1,367,933	$963,298
Commodities held at broker	482,746	342,269
Accounts receivable, net of allowances of $165,078 for 2009 and $141,915 for 2008	10,174,221	9,067,797
Inventories	4,800,143	5,046,554
Prepaid expenses and other current assets	419,740	284,900
Prepaid and refundable income taxes	36,068	1,025,935
Deferred income tax assets	286,000	923,877
TOTAL CURRENT ASSETS	17,566,851	17,654,630

Property and equipment, at cost, net of accumulated depreciation of $4,681,558 and $5,020,573 for 2009 and 2008, respectively	1,648,214	2,804,053
Deposits and other assets	588,573	542,893
TOTAL ASSETS	$19,803,638	$21,001,576

- LIABILITIES AND STOCKHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$6,655,916	$9,120,124
Line of credit borrowings	791,628	3,522,207
Income taxes payable	453,512	—
Deferred income tax liabilities	121,000	—
TOTAL CURRENT LIABILITIES	8,022,056	12,642,331

Deferred income tax liabilities	14,500	86,000
Deferred rent	99,067	69,959
Deferred compensation payable	489,782	352,637
TOTAL LIABILITIES	8,625,405	13,150,927

MINORITY INTEREST	45,270	3,226

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	—	—
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued; 5,440,823 shares outstanding for 2009 and 5,445,516 shares outstanding in 2008	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	4,095,671	804,605
Less: Treasury stock, 89,007 and 84,314 common shares, at cost in 2009 and 2008	(295,261)	(289,735)
TOTAL STOCKHOLDERS’ EQUITY	11,132,963	7,847,423
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,803,638	$21,001,576

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FISCAL YEARS ENDED OCTOBER 31, 2009 AND 2008

	2009	2008

NET SALES	$74,451,673	$71,186,312

COST OF SALES (which includes purchases of approximately $16.7 million and $24.2 million in fiscal years 2009 and 2008, respectively, from a related party)	64,439,494	68,762,310

GROSS PROFIT	10,012,179	2,424,002

OPERATING EXPENSES:
Selling and administrative	5,530,357	5,714,032
Bad debt expense	95,294	37,575
Officers’ salaries	763,399	610,927
TOTALS	6,389,050	6,362,534

INCOME (LOSS) FROM OPERATIONS	3,623,129	(3,938,532)

OTHER INCOME (EXPENSE)
Interest income	9,191	46,209
Other income and gains	5,700	9,331
Gain on sale of manufacturing facility	2,107,501	—
Interest expense	(253,092)	(142,087)
TOTALS	1,869,300	(86,547)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST IN SUBSIDIARY	5,492,429	(4,025,079)

Provision (Benefit) for income taxes	2,159,319	(1,430,110)

INCOME (LOSS) BEFORE MINORITY INTEREST	3,333,110	(2,594,969)

Minority interest in profit of subsidiary	(42,044)	(2,325)

NET INCOME (LOSS)	$3,291,066	$(2,597,294)

Basic and diluted earnings (loss) per share	$.60	$(.47)

Weighted average common shares outstanding:

Basic	5,441,462	5,476,173
Diluted	5,441,462	5,476,173

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FISCAL YEARS ENDED OCTOBER 31, 2009 AND 2008

	Common Stock		Treasury Stock		Additional Paid-in Capital	Retained Earnings	Total
	$.001 Par Value
	Number of Shares	Amount	Number of Shares	Amount
Balance, 10/31/07	5,514,930	5,530	14,900	(76,677)	7,327,023	4,946,467	12,202,343

Stock repurchase	(69,414)	—	69,414	(213,058)	—	—	(213,058)

Dividend	—	—	—	—	—	(1,544,568)	(1,544,568)

Net loss	—	—	—	—	—	(2,597,294)	(2,597,294)

Balance, 10/31/08	5,445,516	$5,530	84,314	$(289,735)	$7,327,023	$804,605	$7,847,423

Stock repurchase	(4,693)	—	4,693	(5,526)	—	—	(5,526)

Net income	—	—	—	—	—	3,291,066	3,291,066

Balance, 10/31/09	5,440,823	$5,530	89,007	$(295,261)	$7,327,023	$4,095,671	$11,132,963

COFFEE HOLDING CO., INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2009 AND 2008

	2009	2008
OPERATING ACTIVITIES:
Net income (loss)	$3,291,066	$(2,597,294)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	537,375	541,204
Gain on sale of manufacturing facility	(2,107,501)	—
Unrealized (gain) loss on commodities	(329,187)	587,631
Other gains	(5,700)	—
Bad debt expense	95,294	37,575
Deferred rent	29,108	(4,588)
Deferred income taxes	687,377	(703,877)
Minority interest	42,044	2,326
Changes in operating assets and liabilities:
Commodities held at broker	188,710	2,538,630
Accounts receivable	(1,201,718)	(1,974,905)
Inventories	246,411	(574,457)
Prepaid expenses and other current assets	(134,840)	239,144
Prepaid and refundable income taxes	989,867	(789,529)
Deposits, other assets and deferred compensation	91,464	(138,939)
Accounts payable and accrued expenses	(2,464,207)	2,402,981
Income tax payable	453,512	(9,161)
Net cash provided by (used in) operating activities	409,075	(443,259)

INVESTING ACTIVITIES:
Purchases of property and equipment including equipment deposit	(204,808)	(341,982)
Proceeds from the sale of equipment	30,000	—
Proceeds from the sale of manufacturing facility	2,906,473	—
Security deposits	—	(9,500)
Net cash provided by (used in) investing activities	2,731,665	(351,482)

FINANCING ACTIVITIES:
Advances under bank line of credit	76,276,346	60,576,960
Principal payments under bank line of credit	(75,484,718)	(57,951,944)
Pay-off of previous bank line of credit	(3,522,207)	—
Payment of dividend	—	(1,544,568)
Purchase of treasury stock	(5,526)	(213,058)
Net cash (used in) provided by financing activities	(2,736,105)	867,390

NET INCREASE IN CASH AND CASH EQUIVALENTS	404,635	72,649

Cash and cash equivalents, beginning of year	963,298	890,649

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,367,933	$963,298

COFFEE HOLDING CO., INC. AND SUBSIDIARY
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA
OCTOBER 31, 2009 AND 2008

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$250,266	$127,082
Income taxes paid	$737,494	$33,477
Income taxes (refunded)	$(703,123)	$—

Contact:	Coffee Holding Co., Inc.
Andrew Gordon, President & CEO
(718) 832-0800